     As filed with the Securities and Exchange Commission on July 12, 1999
                       Registration No. 333-___________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ___________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                                  ___________

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)


          California                                      94-3120525
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

              1155 Market Street, San Francisco, California 94103
             (Address of principal executive offices)   (Zip Code)
                              ___________________

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                           1997 STOCK INCENTIVE PLAN

                          OPTIONS GRANTED PURSUANT TO
                        WRITTEN COMPENSATION AGREEMENTS

                           PLATO SOFTWARE CORPORATION
                             1998 SHARE OPTION PLAN

             NEXT AGE TECHNOLOGIES, INC. 1998 EQUITY INCENTIVE PLAN
                           (Full title of the plans)

                              ___________________

                                   Ori Sasson
                            Chief Executive Officer
                 Genesys Telecommunications Laboratories, Inc.
              1155 Market Street, San Francisco, California 94103
                    (Name and address of agent for service)
                                 (415) 437-1100
         (Telephone number, including area code, of agent for service)

                               _________________

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------

                                                            Proposed              Proposed
             Title of                                       Maximum               Maximum
            Securities                Amount               Offering               Aggregate           Amount of
               to be                   to be                 Price                Offering           Registration
            Registered             Registered(1)           per Share               Price                 Fee
            ----------             -------------           ---------               -----                 ---
1997 Stock Incentive Plan
Common Stock, $0.001 par value:    4,835,686 shares        $  25.91(2)         $125,292,624.30(2)    34,831.35(2)

                                                                Proposed              Proposed
             Title of                                           Maximum               Maximum
            Securities                    Amount               Offering               Aggregate           Amount of
               to be                       to be                 Price                Offering           Registration
            Registered                 Registered(1)           per Share               Price                 Fee
            ----------                 -------------           ---------               -----                 ---
Options Granted Pursuant to
Written Compensation Agreements
-------------------------------

Common Stock, $0.001 par value

Allen, Vince                            60,000 shares          $  11.4375(3)       $    686,250.00(3)    $   190.78(3)
Ang, Edmund                            100,000 shares          $  11.4375(3)       $  1,143,750.00(3)    $   317.96(3)
Antonov, Vadim                          60,000 shares          $  12.0000(3)       $    720,000.00(3)    $   200.16(3)
Beardsley, Joan                        100,000 shares          $  11.4375(3)       $  1,143,750.00(3)    $   317.96(3)
Beardsley, Joan                         25,000 shares          $  11.4375(3)       $    285,937.50(3)    $    79.49(3)
Brennan, Christopher                    50,000 shares          $  12.0000(3)       $    600,000.00(3)    $   166.80(3)
Brennan, Christopher                   300,000 shares          $  12.0000(3)       $  3,600,000.00(3)    $ 1,000.80(3)
Carr, John                              30,000 shares          $  12.0000(3)       $    360,000.00(3)    $   100.80(3)
Cornelison, Gary Lee                    50,000 shares          $  11.4375(3)       $    571,875.00(3)    $   158.98(3)
Dadd, Cyril                            110,000 shares          $  11.4375(3)       $  1,258,125.00(3)    $   349.76(3)
Danziger, Elliot                        60,000 shares          $  11.4375(3)       $    686,250.00(3)    $   190.78(3)
Heyden, Wesley                         100,000 shares          $  12.0000(3)       $  1,200,000.00(3)    $   333.60(3)
Hunt, Don                              300,000 shares          $  11.4375(3)       $  3,431,250.00(3)    $   953.89(3)
Hunt, Don                               50,000 shares          $  11.4375(3)       $    571,875.00(3)    $   158.98(3)
Marks, Andrew                           50,000 shares          $  11.4375(3)       $    571,875.00(3)    $   158.98(3)
Nederloff, Ad                          300,000 shares          $  11.4375(3)       $  3,431,250.00(3)    $   953.89(3)
Samanta, Chanchal                      100,000 shares          $  20.2500(3)       $  2,025,000.00(3)    $   562.95(3)
Sasson, Ori                            900,000 shares          $    14.75(3)       $ 13,275,000.00(3)    $ 3,690.45(3)
Schreffler, David                      125,000 shares          $  11.4375(3)       $  1,429,687.50(3)    $   397.45(3)
Talbott, Nicholas                       60,000 shares          $  11.4375(3)       $    686,250.00(3)    $   190.78(3)
Woll, Richard                           50,000 shares          $  11.4375(3)       $    571,875.00(3)    $   158.98(3)

Plato Software Corporation
1998 Share Option Plan
----------------------

Common Stock, $0.001 par value          42,500 shares          $     0.40(4)       $     17,000.00(4)    $     4.73(4)

Next Age Technologies, Inc.             25,608 shares          $    25.91(2)       $    663,503.28(2)    $   184.45(2)
1998 Equity Incentive Plan
--------------------------

                                                                                                  Total  $45,654.75

--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan, the options granted pursuant to the Written Compensation Agreement, the Plato Software Corporation 1998 Share Option Plan or the Next Age Technologies, Inc. 1998 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Genesys Telecommunications Laboratories, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices per share of Common Stock of Genesys Telecommunications Laboratories, Inc. on July 6, 1999, as reported on the Nasdaq National Market.

(3)  Calculated on the basis of the exercise price payable per option share.

(4) Calculated on the basis of the weighted average exercise price of the option shares being registered.

                                    PART II


              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Genesys Telecommunications Laboratories, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed with the SEC on September 28, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended September 30, 1998, December 31, 1998 and March 31, 1999, filed with the SEC on November 16, 1998, February 16, 1999 and May 17, 1999, respectively;

          (c) The Registrant's Report on Form 8-K filed with the SEC on January 14, 1999; and

          (d) The Registrant's Registration Statement No. 00-022605 on Form 8-A filed with the SEC on May 27, 1997 pursuant to Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders, except for liability: (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (3) for any transaction from which a director derived an improper personal benefit; (4) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; (6) with respect to certain transactions, or the approval of transactions, in which a director has a material financial interest; and (7) with respect to approval of certain improper distributions to shareholders or certain loans or guarantees.

          In addition, the Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant to indemnify its officer and directors to the fullest extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the agreements require the Registrant to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Number  Exhibit
------  -------
4.0     Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
        Statement No. 00-022605 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
5.0     Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1    Consent of Arthur Andersen LLP, Independent Accountants.
23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24.0    Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
99.1    1997 Stock Incentive Plan.
99.2*   Form of Notice of Grant of Stock Option.
99.3*   Form of Stock Option Agreement.
99.4*   Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
99.5*   Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change in Control).
99.6*   Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction).
99.7*   Form of Stock Issuance Agreement.
99.8*   Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Change in Control).
99.9*   Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporate
        Transaction).
99.10*  Form of Notice of Grant of Automatic Stock Option (Initial 30,000-Share Grant).
99.11*  Form of Notice of Grant of Automatic Stock Option (Initial 20,000-Share Grant).
99.12*  Form of Notice of Grant of Automatic Stock Option (Annual Grant).

99.13*  Form of Automatic Stock Option Agreement.
99.14   Form of Written Compensation Agreement.
99.15   Form of Notice of Grant of Stock Option (Options granted pursuant to Written Compensation Agreements).
99.16   Form of Stock Option Agreement (Options granted pursuant to Written Compensation Agreements).
99.17   Form of Option Agreement under the Plato Software Corporation 1998 Share Option Plan.
99.18   Form of Stock Option Assumption for options granted under the Plato Software Corporation 1998 Share
        Option Plan.
99.19   Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.20   Form of Stock Option Grant Notice under the Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.21   Form of Option Agreement under the Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.22   Form of Stock Option Assumption for options granted under the Next Age Technologies, Inc. 1998 Equity
        Incentive Plan.

* Exhibits 99.2 through 99.13, respectively are incorporated herein by reference to Exhibits 99.2 through 99.13, of Registrant's Registration Statement No. 333-3373 on Form S-8 which was filed with the Commission on August 15, 1997.

Item 9.   Undertakings
          ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement-, (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan, the options granted pursuant to Written Compensation Agreements, the Plato Software Corporation 1998 Share Option Plan or the Next Age Technologies, Inc. 1998 Equity Incentive Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of July, 1999.

                              GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                              By:  /s/ Ori Sasson
                                   -------------------------------------------
                                   Ori Sasson
                                   Chief Executive Officer and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Genesys Telecommunications Laboratories, Inc., a California corporation, do hereby constitute and appoint Ori Sasson, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                       Date
---------                                -----                                       ----
/s/ Ori Sasson                           Chief Executive Officer and             July 6, 1999
---------------------------------
Ori Sasson                               Director
                                         (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Alec Miloslavsky                      Vice Chairman of the Board, Chief                     July 6, 1999
------------------------------------
Alec Miloslavsky                          Technical Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Bruce Dunlevie                      Director                   July 6, 1999
-------------------------------
Bruce Dunlevie

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Paul D. Levy                        Director                   July 6, 1999
-------------------------------
Paul D. Levy

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Gregory Shenkman                    Director                   July 6, 1999
------------------------------
Gregory Shenkman

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Christopher D. Brennan                    Chief Financial (Principal                        July 6, 1999
-------------------------------------
Christopher D. Brennan                        Financial and Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------


Number    Exhibit
------    -------


4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-022605 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
5.0       Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1      Consent of Arthur Andersen LLP, Independent Accountants.
23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24.0      Power of Attorney. Reference is made to page II-4 of this
          Registration Statement.
99.1      1997 Stock Incentive Plan.
99.2*     Form of Notice of Grant of Stock Option.
99.3*     Form of Stock Option Agreement.
99.4*     Form of Addendum to Stock Option Agreement (Limited Stock
          Appreciation Right).
99.5*     Form of Addendum to Stock Option Agreement (Involuntary
          Termination Following Change in Control).
99.6* Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporate Transaction).
99.7*     Form of Stock Issuance Agreement.
99.8*     Form of Addendum to Stock Issuance Agreement (Involuntary
          Termination Following Change in Control).
99.9*     Form of Addendum to Stock Issuance Agreement (Involuntary
          Termination Following Corporate Transaction).
99.10* Form of Notice of Grant of Automatic Stock Option (Initial 30,000-Share Grant).
99.11* Form of Notice of Grant of Automatic Stock Option (Initial 20,000-Share Grant).
99.12*    Form of Notice of Grant of Automatic Stock Option (Annual Grant).
99.13*    Form of Automatic Stock Option Agreement.
99.14 Form of Written Compensation Agreement (Options granted pursuant to Written Compensation Agreements).
99.15 Form of Notice of Grant of Stock Option (Options granted pursuant to Written Compensation Agreements).
99.16 Form of Stock Option Agreement (Options granted pursuant to Written Compensation Agreements).
99.17 Form of Option Agreement under the Plato Software Corporation 1998 Share Option Plan.
99.18 Form of Stock Option Assumption Agreement for options granted under the Plato Software Corporation 1998 Share Option Plan.
99.19     Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.20 Form of Stock Option Grant Notice under the Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.21 Form of Option Agreement under the Next Age Technologies, Inc. 1998 Equity Incentive Plan.
99.22 Form of Stock Option Assumption Agreement for options granted under the Next Age Technologies, Inc. 1998 Equity Incentive Plan.

* Exhibits 99.2 through 99.13, respectively are incorporated herein by reference to Exhibits 99.2 through 99.13, of Registrant's Registration Statement No. 333-3373 on Form S-8 which was filed with the Commission on August 15, 1997.